400 Centre Street, Newton, MA 02458-2076	tel: (617) 796-8350 fax: (617) 796-8349
Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
Timothy A. Bonang
Manager of Investor Relations
(617) 796-8149
www.snhreit.com

Newton, MA (May 30, 2007).  Senior Housing Properties Trust (NYSE: SNH) announced the results of its adjourned annual meeting of shareholders today, as follows:

Election of Trustees.   Both John L. Harrington and Adam D. Portnoy were elected as trustees to serve three year terms until the annual meeting in 2010.  The following are the preliminary tabulations of the percentages of votes cast at the meeting for these trustees:

Trustee	Percentage Of Votes Cast

John L. Harrington	80.17%
Adam D. Portnoy	79.13%

Other Matters.  Two other substantive matters were considered at the meeting.  Each of these matters required a majority of eligible shareholders to vote in favor of the matter for it to be adopted.  One of these matters was approved and the other matter was not approved:

Percentage Of
Proposal Which	Eligible Votes
Was Approved	In Favor

An amendment to the declaration
of trust to provide that any
shareholder who violates the
declaration of trust or bylaws
will indemnify and hold
harmless the trust from all
costs and damages (including
attorneys fees) arising
from the shareholder’s
violation.	74.79%

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Percentage Of
Proposal Which	Eligible Votes
Was Not Approved	In Favor

An amendment to the
declaration of trust to
change the shareholder
votes necessary for
certain actions and to
permit the required
shareholder votes
necessary for certain
other actions to be set
in the bylaws.	21.31%

Senior Housing Properties Trust is a real estate investment trust headquartered in Newton, MA which owns hospitals, nursing homes and independent and assisted living communities throughout the United States.

WARNING REGARDING FORWARD LOOKING STATEMENTS

THE FOREGOING PRESS RELEASE INCLUDES FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND THE FEDERAL SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON SNH’S PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR.  FOR EXAMPLE, THIS PRESS RELEASE REPORTS THE PRELIMINARY TABULATIONS OF VOTES OF SHAREHOLDERS AND IMPLIES THAT THE FINAL RESULTS OF THE TABULATIONS OF VOTES BE THE SAME.  IN FACT, THE PRELIMINARY TABULATIONS ARE SUBJECT TO FINAL COUNTINGS OF VOTES AND VERIFICATIONS THEREOF BY THE APPOINTED INSPECTOR OF ELECTIONS.  THE FINAL VOTES MAY BE DIFFERENT FROM THE RESULTS IMPLIED BY THE PRELIMINARY TABULATIONS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS IN THIS PRESS RELEASE.

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